UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 2, 2011

REVETT MINERALS INC.
(Exact name of small business issuer in its charter)

Canada	91-1965912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01     Changes in Registrant’s Certifying Accountant.

             On December 2, 2011, Revett Minerals Inc. (the “Company”) dismissed KPMG LLP, a Canadian limited liability partnership (“KPMG Canada”) and the Canadian member firm of the independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity, as the Company’s independent registered public accounting firm, and simultaneously appointed KPMG LLP, a Delaware limited liability partnership (“KPMG US”) and the U.S. member firm of KPMG International, as the Company’s principal accountant. The Company’s dismissal of KPMG Canada was approved by the Audit Committee of the Company’s board of directors (the “Audit Committee“) by unanimous written consent.

             KPMG Canada‘s dismissal as the Company’s independent registered public accounting firm was entirely motivated by the Company adopting U.S. generally accepted accounting standards in fiscal 2011, not anything having to do with the services that KPMG Canada undertook and performed for the Company.

             During the fiscal years ended December 31, 2010 and 2009, and the subsequent interim period through September 30, 2011, there were no disagreements with KPMG Canada on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreements, or reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). The audit report of KPMG Canada on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles except as follows:

             KPMG Canada’s report on the consolidated financial statements of the Company as of and for the year ended December 31, 2009, contained a separate paragraph stating that “As discussed in note 1, continuing losses and negative working capital as at December 31, 2009 raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in the notes to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

             The Company provided KPMG Canada with a copy of this Current Report on Form 8-K, including the disclosures herein made in response to Item 304(a) of Regulation S-K, and requested that KPMG Canada furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with such disclosures. A copy of KPMG Canada’s letter, dated December 2, 2011, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

             Neither the Company nor anyone acting on the Company’s behalf has consulted KPMG US during the years ended December 31, 2010 and 2009 and the subsequent interim period to December 2, 2011 regarding either: the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or any matter that was either the subject of a disagreement within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” involving the Company within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K. KPMG US has not provided the Company a written report or oral advice that KPMG US concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

             In accordance with Item 304(a)(2)(ii)(D) of Regulation S-K, the Company requested that KPMG US review the disclosure required by Item 304(a) of Regulation S-K included in this Current Report on Form 8-K and provided KPMG US the opportunity to furnish us with a letter addressed to the U.S. Securities and Exchange Commission containing any new information, clarification of our expression of its views, or the respect in which it does not agree with the statements made by us in response to Item 304(a) of Regulation S-K. KPMG US has elected not to furnish such a letter.

Item 9.01     Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit
No.	Description

16.1	Letter from KPMG Canada, dated December 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS, INC

Date: December 2, 2011	By: /s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer